UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On June 29, 2022, we announced top-line results of RELIEF-DPN-1, our Phase 2 proof-of-concept study of LX9211 in painful diabetic neuropathy. LX9211 achieved the primary endpoint of the study, demonstrating a statistically significant reduction in average daily pain score (ADPS) at week 6 compared to placebo in the low dose arm with results that plateaued in the high dose arm. Separation from placebo was seen by week 1 in both dose arms, and the effect was consistent across age, sex, concurrent use of medications for painful diabetic neuropathy, and baseline pain score.

Patient reported outcomes (global impression of change) were improved in patients treated with LX9211 compared to placebo. Adverse events were more frequent in the LX9211 treatment arms and at the higher dose, with the most common being dizziness, headache and nausea. Nearly all adverse events were reported as mild or moderate. There were no drug-related serious adverse events reported in the study.

RELIEF-DPN-1 is a Phase 2 randomized, double-blind, placebo-controlled, parallel-group, multicenter study evaluating the efficacy, safety and pharmacokinetics of LX9211 in the treatment of painful diabetic neuropathy, also referred to as diabetic peripheral neuropathic pain. The study enrolled 319 patients at approximately 40 U.S. clinical sites, evaluating three treatment groups receiving placebo or one of two dosing regimens of LX9211 (an initial dose of 100 mg followed by once-daily doses of 10 mg or an initial dose of 200 mg followed by once-daily doses of 20 mg). The primary efficacy endpoint under evaluation was the change from baseline to week 6 in ADPS, based on the 11-point numerical rating scale. The results of the study on the primary endpoint showed a reduction from baseline in ADPS of 1.39 points (p=0.007 versus placebo) in the low dose arm and 1.27 points (p=0.030 versus placebo) in the high dose arm, compared to 0.72 in the placebo arm. Under the statistical analysis plan for the study, a p-value of less than 0.028 was considered statistically significant.

On June 29, 2022, we issued a press release announcing the top-line results of RELIEF-DPN-1. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
99.1	—	Press Release of Lexicon Pharmaceuticals, Inc. dated June 29, 2022
EX-104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: June 30, 2022	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel